UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 8, 2008

URON INC.
(Exact name of registrant as specified in its charter)

Minnesota	000-52015	47-0848102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 West Broadway Council Bluffs, Iowa	51501
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (712) 322-4020

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

On February 14, 2008, URON Inc., a Minnesota corporation (the “Company”), filed a Current Report on Form 8-K disclosing the dismissal of Virchow, Krause & Company, LLP (“Virchow Krause”) as its independent registered public accounting firm. In that report, the Company disclosed that it had requested Virchow Krause to furnish a letter addressed to the SEC stating whether it agrees with the certain statements made in the report. On that same day, but after the Company had filed the report, the Company received a copy of the response letter from Virchow Krause. The Company has prepared this amendment to Current Report on Form 8-K/A to file such letter as an exhibit to the original report in compliance with applicable SEC regulations. Accordingly, attached as Exhibit 16 is a copy of Virchow Krause’s letter to the SEC, dated February 14, 2008, stating its agreement with such statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

16	Letter from Virchow Krause & Company, LLP (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URON INC.

By:	/s/ Christopher Larson
Christopher Larson
President and Chief Executive Officer

Date: February 19, 2008

EXHIBIT INDEX

Exhibit No.	Description

16	Letter from Virchow Krause & Company, LLP (filed herewith).